Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                Act of 1934

Filed by the Registrant ( X )
Filed by a Party other than the Registrant (   )
Check the appropriate box:

(   )  Preliminary Proxy Statement
(   )  Definitive Proxy Statement
( X )  Definitive Additional Materials
(   )       Soliciting Material Pursuant to Section 240.14a-11(c) or
Section 240.14a-12

                           Eastman Kodak Company
            -----------------------------------------------
           (Name of Registrant as Specified in its Charter)

                          Eastman Kodak Company
            -----------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box): NO FEE REQUIRED
 (   )      $500 per each party to the controversy pursuant to
Exchange Act Rule 14a-6(i)(3)
 (   )      Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11

     1) Title of each class of securities to which transaction applies:

            -------------------------------------------

     2)     Aggregate number of securities to which
            transaction applies:

            -------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
            Rule 0-11:1

            -------------------------------------------

     4)     Proposed maximum aggregate value of
            transaction:

            -------------------------------------------

1Set forth the amount on which the filing fee is calculated and state how it was determined.


(   ) Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

            ------------------------------------------

      2)    Form, Schedule or Registration Statement No.

            ------------------------------------------

      3)    Filing Party:

            ------------------------------------------

      4)    Date Filed:

            ------------------------------------------






April 9, 1997

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Attention:  Document Control

Subject:  Annual Meeting of Shareholders of Eastman Kodak Company --
          May 14, 1997

Dear Sir:

We filed electronically definitive proxy materials on March 26, 1997. The Proxy Card, as originally filed, was correct. The card which was printed and distributed to record holders (not street holders) contained an error which is explained in the attached note to shareholders.

To correct this error, Kodak is mailing, via first-class mail commencing April 10, 1997, the attached explanatory note and a revised Proxy Card to all of its record holders.

This material is being filed with the Securities and Exchange
Commission as "other soliciting material" pursuant to Rule 14a-6(b).

Very truly yours,




Joyce P. Haag, Secretary
Eastman Kodak Company






(CORPORATE LOGO OMITTED)				DEFINITIVE COPY


April 10, 1997

Dear Shareholder:

You have received, or will receive shortly, your proxy materials from Eastman Kodak Company for its Annual Meeting, including an Annual
Report, Proxy Statement and Proxy Card.  This Proxy Card (the
"Original Proxy Card") contains an error.

The vote choices under Item 2 (Ratification of Election of Independent Accountants) and Item 3 (Shareholder Proposal) have a box called "WITHHOLD." This box should have been called "AGAINST."

If you vote using the Original Proxy Card and mark the WITHHOLD box under Item 2 or 3, your vote will be counted as a vote AGAINST the Item, unless you revoke the vote in writing.

If you have already voted and marked the WITHHOLD box under Item 2 or 3, and a vote AGAINST is what you intended, there is nothing you need to do.

If you have already voted and marked the WITHHOLD box under Item 2 or 3, and a vote AGAINST is not what you intended, please complete the enclosed Proxy Card with the red stripe. Please be sure to sign and date the Proxy Card, and return it in the enclosed business reply envelope.

If you have not yet voted, please vote by using the enclosed Proxy Card with the red stripe. Please be sure to sign and date the Proxy Card, and return it in the enclosed business reply envelope.

If you intend to vote using the enclosed Proxy Card with the red stripe, please do so as soon as possible; Eastman Kodak Company's
Annual Meeting is May 14, 1997.

We apologize for any confusion or inconvenience this error may have caused.

If you have any questions, please contact Coordinator, Shareholder Services, at 716-724-5492.

Sincerely,


Joyce P. Haag, Secretary
Eastman Kodak Company



                                        DEFINITIVE COPY

            (CORPORATE LOGO OMITTED)

            EASTMAN KODAK COMPANY

            This Proxy is solicited on behalf of the Board of Directors


            The undersigned hereby appoints George M. C. Fisher and Joyce P. Haag, and each of them, as Proxies with full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable, and in their discretion, on matters properly brought before the Meeting and on matters incident to the conduct of the Meeting, all of the shares of common stock of Eastman Kodak Company which the undersigned has power to vote at the Annual Meeting of shareholders to be held on May 14, 1997 or any adjournment thereof.

            NOMINEES FOR DIRECTORS:

                 Class I: Martha Layne Collins, George M. C. Fisher, Paul E. Gray and John J. Phelan, Jr.

                 Class II: Harry L. Kavetas and Laura D'Andrea Tyson

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTORS AND
RATIFICATION OF ELECTION OF PRICE WATERHOUSE LLP AS INDEPENDENT
ACCOUNTANTS AND AGAINST THE SHAREHOLDER PROPOSAL.

This Proxy will be voted as directed; if no direction to the contrary is indicated, it will be voted for the election of directors, for the ratification of election of independent accountants and against the shareholder proposal.

             (CONTINUED, and To Be Signed and Dated on the REVERSE
SIDE)

                                               SEE REVERSE SIDE


O  Please mark vote as in this example.

The Board of Directors recommends a vote FOR Items 1 and 2.

1.    Election of             FOR        WITHHOLD
      Directors                         AUTHORITY
                               0             0


To withhold authority to vote for any particular nominee write the name above.


2.    Ratification            FOR        AGAINST       ABSTAIN
      of Election
      of Independent
      Accountants              0           0              0

The Board of Directors recommends a vote AGAINST Item 3


3.    Shareholder             FOR         AGAINST       ABSTAIN
      Proposal-
      Annual Election of
      Directors                0           0              0




I plan to attend the                  I plan to bring
Annual Meeting.                0      a guest.               0

If you receive more than one Annual Report at the address set forth on this proxy card and have no need for the extra copy, please check the box at the right. This will not affect the
distribution of dividends or proxy statements.                0

When executed, promptly forward this card to: Proxy Services, Boston EquiServe, P. O. Box 9372, Boston, MA 02205-9942

SIGNATURE(s)                                  DATE

NOTE: Please sign exactly as the name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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